FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

06/29/2023

Work Order Item Number:	W2023062902705-3002635
Filing Number:	20233319239
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	6/29/2023 2:17:00 PM
Filing Page(s):	4

Indexed Entity Information:

Entity ID: E0450872012-5	**Entity Name:** BIOTRICITY INC.
Entity Status: Active	**Expiration Date:** None

Commercial Registered Agent
NATIONAL REGISTERED AGENTS, INC.
701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number E0450872012-5
[signature]	Filing Number 20233319239
Secretary of State State Of Nevada	Filed On 6/29/2023 2:17:00 PM
	Number of Pages 4

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: BIOTRICITY INC.

Entity or Nevada Business Identification Number (NVID): E0450872012-5

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 95.4%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)
☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 07/03/2023 Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) Article IV has been amended per the attached Certificate of Amendment. (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] Chief Executive Officer Signature of Officer or Authorized Signer — Title X ______________________ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Please find attached the Certificate of Amendment of the Amended & Restated Articles of Incorporation, which amends Article IV of the Amended & Restated Articles of Incorporation.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

BIOTRICITY INC.

Waqaas Al-Siddiq hereby certifies that:

1. He is the Chief Executive Officer and Principal Executive Officer of Biotricity Inc. (the "Corporation"), a Nevada Corporation

2. Article IV of the Amended and Restated Articles of Incorporation shall be amended to read in its entirety as follows:

The total number of shares of capital stock which may be issued by the Corporation is one hundred thirty five million (135,000,000), of which one hundred twenty five million (125,000,000) shares shall be common stock of the par value of $0.001 per share (the "Common Stock") and ten million (10,000,000) shares shall be preferred stock of the par value of $0.001 per share (the "Preferred Stock"), which Preferred Stock shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the Board; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series; the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications. All shares of the Preferred Stock of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all shares of Preferred Stock shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

Upon the effectiveness (the "Effective Time") of the Corporation's Amended and Restated Articles of Incorporation, each six (6) shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the "Reverse Stock Split"); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.

For avoidance of doubt, the Reverse Stock Split shall also apply to the amount of shares of the Company's common stock issuable upon conversion or exercise of any derivative securities, including options, warrants, and convertible debt or equity.

3. Resolutions were duly adopted by the Board of Directors of the Corporation setting forth the foregoing Certificate of Amendment to the Amended and Restated Articles of Incorporation, and declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation

4. At an annual meeting of the stockholders of the Corporation (the "Stockholders") which was held on March 31, 2023, the holders of a majority of the issued and outstanding shares of Common Stock as of the record date for such meeting, approved the Reverse Stock Split and this Certificate of Amendment.

5. The aforesaid Certificate of Amendment to the Amended and Restated Articles of Incorporation will take effect on the 3rd day of July 2023, at 12:01 AM Eastern Standard Time.

6. The foregoing amendment to the Corporation's Amended and Restated Articles of Incorporation was duly adopted in accordance with Nevada Revised Statutes § 78.390.

BIOTRICITY INC.

By: ______________________

Name: Waqaas Al-Siddiq

Title: Chief Executive Officer

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

BIOTRICITY INC.

Nevada Business Identification # NV20121528426
Expiration Date: 08/31/2023

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 06/29/2023.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202306293774478
You may verify this certificate online at http://www.nvsos.gov